UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2024

MRC GLOBAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35479	20-5956993
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2024, the Board of Directors (the “Board”) of MRC Global Inc. (“MRC Global” or the “Company”), pursuant to a recommendation of a special committee of the Board, authorized and approved, and the Company entered into a Preferred Stock Repurchase Agreement (the “Repurchase Agreement”) with Mario Investments, LLC, a Delaware limited liability company (“Mario”).

Pursuant to the Repurchase Agreement, on the terms and subject to the conditions therein, the Company has agreed to purchase all of the issued and outstanding, or 363,000, shares of 6.50% Series A Convertible Perpetual Preferred Stock of the Company (the “Preferred Shares”) from Mario for a per share price equal to 99.5% of the liquidation preference of the Preferred Shares, or an aggregate amount equal to $361,185,000 (the “Aggregate Cash Consideration”). In addition, pursuant to the Repurchase Agreement, on the terms and subject to the conditions therein,

(i)	upon consummation of the transactions that the Repurchase Agreement contemplates (the “Closing”), the Company will pay to Mario all Accrued Dividends (as defined in the Repurchase Agreement),

(ii)	upon the Closing, that certain Shareholders’ Agreement dated as of June 10, 2015 by and between the Company and Mario will terminate and be of no further force or effect and

(iii)

at or prior to, and conditioned upon, the Closing, Mario will deliver, or will cause Henry Cornell, a member of the Board, to deliver, a retirement notice pursuant to which Mr. Cornell will give notice of his retirement from the Board effective as of the date of the Company’s 2025 Annual Meeting of Shareholders.

The Closing is subject to the Company’s having incurred indebtedness to finance all or a portion of the Aggregate Cash Consideration and the Accrued Dividends, as well as to certain customary closing conditions. The Repurchase Agreement contains customary termination rights for each of the Company and Mario, including the right to terminate by either party if the Closing has not occurred by November 30, 2024.

The foregoing summary of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 15, 2024, the Company issued a press release announcing the Repurchase Agreement, the launching of a senior secured term loan “B” to finance the repurchase of the Preferred Shares, the pursuit of an amendment to extend the term of the Company’s asset-based lending facility to 2029 and the release of certain financial information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Preferred Stock Repurchase Agreement, dated October 14, 2024

99.1	Press Release, dated October 15, 2024, by MRC Global Inc.

104	Cover Page Interactive Data File - The cover page XBRL tags from this Current Report on Form 8-K are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Name:	Daniel Churay
Title:	Executive Vice President - Corporate Affairs, General Counsel and Corporate Secretary

Dated: October 15, 2024